                                                                    Exhibit 99.3
                                                                    ------------

                            SUNSHINE PCS CORPORATION
                              359 West 11th Street
                                    Suite 7B
                            New York, New York 10014

                                ___________, 2002

Dear Stockholders:

            This  notice  is  being  distributed  by  Sunshine  PCS  Corporation
("Sunshine") to all holders of record ("Recordholders") of shares of its Class A common  stock,  par value $.0001 per share,  and its Class B common  stock,  par value $.0001 per share (the "Common Stock"), at the close of business on January
__,  2002  (the  "Record  Date"),   in  connection  with  the   distribution  of
non-transferable  rights (the "Rights") to subscribe for and purchase  shares of its  Class A Common  Stock.  The  Rights  and  Common  Stock  are  described  in
Sunshine's Prospectus dated ______________, 2002 (the "Prospectus").

              The Rights will expire,  if not exercised,  at 5:00 p.m., New York
City time,  on  __________,  2002,  unless  extended in the sole  discretion  of
Sunshine (as it may be extended, the "Expiration Time").

            In the Rights Offering, each Recordholder is receiving one Right for each  share of Common  Stock  owned of record  at the close of  business  on the
Record  Date.  No  fractional  Rights or cash in lieu  thereof will be issued or paid.  Instead,  if necessary to avoid fractional  Rights,  the number of Rights distributed to a holder will be rounded upward to the nearest whole number.

            Each four  Rights  allows the holder  thereof to  subscribe  for one share of Class A Common Stock (the "Basic Subscription Privilege"),  at the cash price of $1.00 per share (the "Subscription Price"). In addition, Rights holders who  exercise  their Basic  Subscription  Privilege in full shall be eligible to subscribe  for (the  "Oversubscription  Privilege"),  at the same cash  price of
$1.00 per share,  such  shares of Class A Common  Stock that are offered but not otherwise  purchased  in  the  Rights  offering,  subject  to  availability  and proration.

            The   Rights  are   evidenced   by   non-transferable   subscription
certificates (the "Subscription Certificates").

            Enclosed are copies of the following documents:

            1.  Prospectus;

            2.  Rights Certificate;

            3.  Instructions  for Use of Sunshine PCS  Corporation  Subscription
                Certificates  (including  a Notice of  Guaranteed  Delivery  for
                Subscription Certificates issued by Sunshine PCS Corporation and
                Guidelines  for Request for Taxpayer  Identification  Number and
                Certification on Substitute Form W-9); and

            4.  A return  envelope  addressed to American Stock Transfer & Trust
                Company, the Subscription Agent.

            If you desire to exercise  Rights,  your prompt action is requested.
To exercise  Rights,  you should  properly  complete  and sign the  Subscription
Certificate  (or the Notice of  Guaranteed  Delivery  if you are  following  the guaranteed  delivery  procedures in the Prospectus) and forward it, with payment of the full Subscription Price for each share of Class A Common Stock subscribed for pursuant to the Basic and Oversubscription  Privileges,  to the Subscription
Agent, as indicated in the Prospectus.  The Subscription  Agent must receive the
Subscription  Certificate  or Notice of Guaranteed  Delivery with payment of the
Subscription  Price,  including  final  clearance  of any  checks,  prior to the
Expiration Time. A Rights holder cannot revoke an exercise of Rights.

            Additional copies of the enclosed materials may be obtained from the
Subscription Agent. The Subscription Agent's telephone number is (718) 921-8200.

                                                  Very truly yours,

                                                  Sunshine PCS Corporation